Exhibit 10.1

[Form of Amendment to the Change in Control Agreements between Equity Residential and certain of the named executive officers in February 2009, as more fully described in the company’s Proxy Statement filed with the SEC on April 16, 2009.]

FIRST AMENDMENT TO AMENDED AND RESTATED

CHANGE IN CONTROL/SEVERANCE AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) to the Amended and Restated Change in Control/Severance Agreement is executed by and between Equity Residential (the “Company”) and                          (the “Executive”) as of February 23, 2009. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, the Company and the Executive entered into an Amended and Restated Change in Control/Severance Agreement dated as of November 15, 2001 (“Agreement”).

WHEREAS, the Agreement provides for the payment of benefits to the Executive upon the Executive’s termination of employment in certain circumstances following either a Change in Control of the Company or within three (3) years following the hiring of a new Chief Executive Officer.

WHEREAS, the parties desire to amend the Agreement to delete the provisions that provide for the payment of benefits upon the Executive’s termination of employment in certain circumstances within three (3) years following the hiring of a new Chief Executive Officer.

AGREEMENT

NOW THEREFORE, for valuable consideration, the receipt of which is acknowledged, the Agreement is amended, effective as of March 1, 2009, as follows:

1.        All provisions providing for the payment of benefits to the Executive upon the Executive’s termination of employment within three (3) years following the hiring of a new Chief Executive Officer, including the language “or the hiring of a new Chief Executive Officer” in Sections 1 through 4, are hereby deleted.

2.        After giving effect to this First Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL

By:
EXECUTIVE

By: